                                                                    EXHIBIT 4.1


                PATENT, TRADEMARK AND LICENSE SECURITY AGREEMENT
                ------------------------------------------------


                  THIS PATENT, TRADEMARK AND LICENSE SECURITY AGREEMENT ("Security Agreement") made as of the 31st day of December, 2002, by TWO WAY TV
(US) INC. a Delaware corporation ("Debtor"), in favor of PERKINS CAPITAL MANAGEMENT, INC., as secured party and as agent ("Agent") for the additional secured parties identified on EXHIBIT A attached hereto (collectively, with Agent, the "Existing Secured Parties").


                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, Debtor is indebted to the Existing Secured Parties pursuant to certain Amended and Restated 10% Convertible Promissory Notes in the aggregate principal amount of $1,625,000 (the "Notes").

                  WHEREAS, as provided in the Notes, Debtor anticipates that it may become indebted to one or more persons or entities (herein, the "Future Secured Parties" and, together with the Existing Secured Parties, the "Secured Parties") in connection with additional financing of the Debtor in 2003 (the "2003 Funding"), in an amount, if any, equal to the difference between $2,700,000 and the sum of (i) the then-current balance of principal and interest outstanding under all promissory notes issued pursuant to the 2002 Funding, plus
(ii) the amount of the royalty (the "Royalty") received by the Company from Two Way TV Limited ("Two Way UK") in the approximate amount of $293,000 within the time period prescribed in that certain Amended and Restated Termination and License Agreement ("License Agreement") dated as of May 31, 2002 by and between the Company and Two Way UK (such difference, if any, is referred to herein as the "Shortfall").

                  WHEREAS, as set forth in the Notes, the Holder has agreed that the Company may raise the 2003 Funding if Two Way UK does not pay the Royalty within the time period prescribed by the License Agreement and that the providers of the 2003 Funding may be granted a security interest in the Company's assets on a pro rata basis with the holders of the Notes.

                  WHEREAS, Debtor has agreed to secure the Notes and any indebtedness arising pursuant to the 2003 Funding, in an amount not to exceed the Shortfall, if any, by this Security Agreement.

                  NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, Debtor agrees as follows:

                  1. CAPITALIZED TERMS. All terms capitalized but not otherwise defined herein shall have the same meanings herein as in the Notes.

                  2. SECURITY AGREEMENT OF PATENTS, TRADEMARKS AND LICENSES. To secure the complete and timely satisfaction of all of Debtor's liabilities, debts and obligations relating to or arising under the Notes and the 2003 Funding, if any (collectively, the "Debtor's Liabilities"), Debtor hereby grants, bargains, assigns, mortgages, pledges, sells, creates a security interest in, transfers and conveys to Agent, for the benefit of Agent and Secured Parties, as and by way of a first mortgage and security interest having priority over all other security interests, with power of sale, to the extent permitted by law or by the specific license agreements, upon the occurrence of an "Event of Default" (as defined in the Notes) all of Debtor's right, title and interest in and to all of its now existing and hereafter created or acquired:

                  (i) patents and patent applications including, without limitation, the inventions and improvements described and claimed therein, and those patents listed on EXHIBIT B attached hereto and hereby made a part hereof, and (a) the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof,
         (b) all income, damages and payments now and hereafter due or payable under or with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, and (d) all rights corresponding thereto throughout the world (all of the foregoing patents and applications, together with the items described in clauses
         (a)-(d) of this subsection 2(i), are sometimes hereinafter referred to individually as a "Patent" and, collectively, as the "Patents");

                  (ii) trademarks, trademark registrations, trademark applications, tradenames and tradestyles, service marks, service mark registrations and service mark applications including, without limitation, the trademarks, tradenames, service marks and applications and registrations thereof listed on EXHIBIT C attached hereto and hereby made a part hereof, and (a) renewals or extensions thereof, (b) all income, damages and payments now and hereafter due or payable with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, and (d) all rights corresponding thereto throughout the world (all of the foregoing trademarks, tradenames and tradestyles, service marks and applications and registrations thereof, together with the items described in clauses
         (a)-(d) of this subsection 2(ii), are sometimes hereinafter referred individually as a "Trademark" and, collectively, as "Trademarks");

                  (iii) all license agreements with respect to any of the Patents or the Trademarks or any other patent, trademark, service mark or any application or registration thereof or any other tradename or tradestyle between Debtor and any other party, whether Debtor is a licensor or licensee under any such license agreement including, without limitation, the licenses listed on EXHIBIT D attached hereto and hereby made a part hereof (all of the foregoing license agreements and Debtor's rights thereunder are referred to collectively as "Licenses"); and

                  (iv) the goodwill of Debtor's business connected with and symbolized by the Trademarks.

                  3. WARRANTIES AND REPRESENTATIONS. Debtor warrants and represents to Secured Parties that:

                  (i) The Patents, Trademarks and Licenses have not been adjudged invalid or unenforceable and have not been cancelled, in whole or in part, and are presently subsisting;

                  (ii) Each of the Patents, Trademarks and Licenses is valid and enforceable;

                  (iii) Debtor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Patents, Trademarks and Licenses, free and clear of any liens, charges and encumbrances including, without limitation, licenses, shop rights and covenants by Debtor not to sue third persons; provided, however, that
         (a) Two Way TV (UK), Ltd. ("Ltd.") has certain rights to use certain of the Debtor's Patents, Trademarks and/or Licenses pursuant to the License Agreement, and (b) Ltd. has certain rights to the property licensed to Debtor pursuant to the License Agreement, and the assignments, pledges, security interests and other grants and transfers to Agent and Secured Parties hereunder are subject to all such rights and interests;

                  (iv) Debtor has adopted, used and is currently using all of the Trademarks;

                  (v) Debtor has no notice of any suits or actions commenced or threatened with reference to the Patents, Trademarks or Licenses, other than a pending lawsuit in Canada between Interactive Network, Inc. (which merged into Debtor in April 2002) and NTN, in which NTN has made certain allegations as to the invalidity of one or more of the Patents (the "NTN Litigation"); and

                  (vi) Debtor has the right to execute and deliver this Security Agreement and perform its terms.

                  4. RESTRICTIONS ON FUTURE AGREEMENTS. Debtor agrees that until Debtor's Liabilities shall have been satisfied in full, Debtor shall not sell or assign its interest in, or grant any license under, the Patents, Trademarks or Licenses, or enter into any other agreement with respect to the Patents, Trademarks or Licenses which is inconsistent with Debtor's obligations under this Security Agreement, without the prior written consent of Agent, and Debtor further agrees that it shall not take any action, or permit any action to be taken by others subject to its control, including licensees, or fail to take any action (solely with respect to the Patents and the Trademarks), which would affect the validity or enforcement of the rights transferred to Secured Parties under this Security Agreement; provided, however, that Agent's consent shall not be required for licenses of the Patents, Trademarks or Licenses by Debtor in the ordinary course of Debtor's business, consistent with Debtor's prior licensing practices.

                  5. NEW PATENTS, TRADEMARKS, AND LICENSES. Debtor represents and warrants that, to the best of Debtor's knowledge, the Patents, Trademarks and Licenses listed on EXHIBITS B, C AND D, respectively, constitute all of the Patents, Trademarks, and Licenses now owned by Debtor. If, before Debtor's Liabilities shall have been satisfied in full, Debtor shall (i) become aware of any existing Patents, Trademarks or Licenses of which Debtor has not previously informed Agent, (ii) obtain rights to any new patentable inventions, Patents, Trademarks or Licenses, or (iii) become entitled to the benefit of any Patents, Trademarks or Licenses or any improvement on any Patent, the provisions of this Security Agreement above shall automatically apply thereto and Debtor shall give to Agent prompt written notice thereof. Debtor hereby authorizes Agent to modify this Security Agreement by amending EXHIBITS B, C AND D, as applicable, to include any such Patents, Trademarks and Licenses.

                  6. ROYALTIES; TERMS. The term of the mortgages granted herein shall extend until the earlier of (i) the expiration of each of the respective Patents, Trademarks and Licenses assigned hereunder, or (ii) Debtor's Liabilities have been paid in full. Upon the occurrence of an Event of Default, Debtor agrees that the use by Secured Parties of all Patents, Trademarks and Licenses shall be without any liability for royalties or other related charges from Secured Parties to the Debtor.

                  7. GRANT OF LICENSE TO DEBTOR. Unless and until an Event of Default shall have occurred, Agent hereby grants to Debtor the exclusive, nontransferable right and license to use the Trademarks in the ordinary course of its business, to exercise Secured Parties' rights under the Licenses, and to make, have made, use and sell the inventions disclosed and claimed in the Patents for Debtor's own benefit and account and for none other. Debtor shall use the Trademarks only on goods of at least as high quality as the goods on which Debtor or its predecessor used the goods prior to the date hereof. Debtor agrees not to sell or assign its interest in, or grant any sublicense under, the license granted to Debtor in this Section 7, without the prior written consent of Agent; provided, however, that Agent's consent shall not be required for licenses of the Patents, Trademarks or Licenses by Debtor in the ordinary course of Debtor's business, consistent with Debtor's prior licensing practices. From and after the occurrence of an Event of Default, Debtor's license with respect to the Patents, Trademarks and Licenses set forth in this Section 7 shall terminate forthwith, and Secured Parties shall have, in addition to all other rights and remedies given them by this Security Agreement, those allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any of the jurisdictions in which the Patents, Trademarks or Licenses may be located.

                  8. AGENT'S RIGHT TO INSPECT. Agent shall have the right, at any time and from time to time during normal business hours and prior to payment in full of Debtor's Liabilities, to inspect Debtor's premises and to examine Debtor's books, records and operations, including, without limitation, Debtor's quality control processes. Agent and Secured Parties shall maintain in confidence all trade secret and confidential information of Debtor obtained in any such examinations and shall execute any nondisclosure agreements reasonably requested by Debtor in advance of any such inspection or examination. Debtor agrees (i) to exercise its best efforts to maintain the quality of any and all products in connection with which the Trademarks are used, consistent with the quality of said products as of the date hereof and (ii) to provide Agent, upon Agent's request from time to time, with a certificate of an officer of Debtor certifying Debtor's compliance with the foregoing. Upon the occurrence of an Event of Default, Debtor agrees that Agent, or a conservator appointed by Agent, shall have the right to establish such additional product quality controls as Agent, or said conservator, in its sole judgment, may deem necessary to assure maintenance of the quality of products sold by Debtor under the Trademarks.

                  9. RELEASE OF SECURITY AGREEMENT. This Security Agreement is made for collateral purposes only. Upon payment in full of Debtor's Liabilities and termination of the Loan Agreements, Agent shall execute and deliver to Debtor an instrument in such form as may be reasonably necessary to re-vest in Debtor full title to the Patents, Trademarks, and Licenses, subject to any disposition thereof which may have been made by Agent pursuant hereto.

                  10. EXPENSES. All expenses incurred in connection with the performance of any of the agreements set forth herein shall be borne by Debtor. All fees, costs and expenses, of whatever kind or nature, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by Secured Parties in connection with the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances or otherwise in protecting, maintaining or preserving the Patents, Trademarks and Licenses, or in defending or prosecuting any actions or proceedings arising out of or related to the Patents, Trademarks and Licenses, shall be borne by and paid by Debtor on demand by Agent and until so paid shall be added to the principal amount of Debtor's Liabilities and shall bear interest at the rate set forth in the Notes.

                  11. DUTIES OF DEBTOR. Debtor shall have the duty, to the extent commercially reasonable, to use its best efforts (i) to prosecute diligently any patent, trademark or service mark applications pending as of the date hereof or thereafter until Debtor's Liabilities shall have been paid in full, (ii) to make application on unpatented but patentable inventions and on trademarks and service marks, as appropriate, (iii) to preserve and maintain all rights in the Patents, Trademarks and Licenses, and (iv) to ensure that the Patents, Trademarks and Licenses are and remain enforceable. Any expenses incurred in connection with Debtor's obligations under this Section 11 shall be borne by Debtor. Debtor shall not abandon any right to file a patent, trademark or service mark application, or abandon any pending patent application, or any other Patent, Trademark or License without the consent of Agent, except to the extent it is not commercially reasonable not to so abandon any such right, application, Patent, Trademark or License; provided, however, that Debtor may abandon the NTN Litigation.

                  12. AGENT'S RIGHT TO SUE. After the occurrence of an Event of Default, Agent shall have the right, but shall in no way be obligated, to bring suit in its own name to enforce the Patents, Trademarks and Licenses and, if Agent shall commence any such suit, Debtor shall, at the request of Agent, do any and all lawful acts and execute any and all proper documents required by Agent in aid of such enforcement and Debtor shall promptly, upon demand, reimburse and indemnify Agent for all reasonable costs and expenses incurred by Agent in the exercise of its rights under this Section 12.

                  13. WAIVERS. No course of dealing between Debtor and Agent, nor any failure to exercise, nor any delay in exercising, on the part of Agent, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  14. SEVERABILITY. The provisions of this Security Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Security Agreement in any jurisdiction.

                  15. MODIFICATION. This Security Agreement cannot be altered, amended or modified in any way, except as specifically provided in Section 5 hereof or by a writing signed by the parties hereto.

                  16. CUMULATIVE REMEDIES; POWER OF ATTORNEY; EFFECT ON FINANCING AGREEMENT. All of Agent's rights and remedies with respect to the Patents, Trademarks and Licenses, whether established hereby or by any other agreements or by law shall be cumulative and may be exercised singularly or concurrently. Upon the occurrence of an Event of Default, Debtor hereby authorizes Agent to make, constitute and appoint any officer or agent of Agent as Agent may select, in its sole discretion, as Debtor's true and lawful attorney-in-fact, with power to (i) endorse Debtor's name on all applications, documents, papers and instruments necessary or desirable for Agent in the use of the Patents, Trademarks and Licenses, or (ii) take any other actions with respect to the Patents, Trademarks and Licenses as Agent deems to be in the best interest of Secured Parties, or (iii) grant or issue any exclusive or non-exclusive license under the Patents, Trademarks or Licenses to anyone, or
(iv) assign, pledge, convey or otherwise transfer title in or dispose of the Patents, Trademarks or Licenses to anyone. Agent hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable until Debtor's Liabilities shall have been paid in full and the Security Agreement, including any amendments thereto, has been terminated. Debtor acknowledges and agrees that this Security Agreement is not intended to limit or restrict in any way the rights and remedies of Secured Parties under applicable law but rather is intended to facilitate the exercise of such rights and remedies. Secured Parties shall have, in addition to all other rights and remedies given it by the terms of this Security Agreement, all rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Patents, Trademarks or Licenses may be located.

                  17. BINDING EFFECT; BENEFITS. This Security Agreement shall be binding upon the Debtor and its respective successors and assigns, and shall inure to the benefit of Secured Parties, their successors, nominees and assigns.

                  18. GOVERNING LAW. This Security Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

                  19. HEADINGS. Paragraph headings used herein are for convenience only and shall not modify the provisions which they precede.

                  20. FURTHER ASSURANCES. Debtor agrees to execute and deliver such further agreements, instruments and documents, and to perform such further acts, as Agent shall reasonably request from time to time in order to carry out the purpose of this Security Agreement and agreements set forth herein.

                  21. SURVIVAL OF REPRESENTATIONS. All representations and warranties of Debtor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

                  22. SECURED PARTIES; AGENT. By their signature set forth on Exhibit A hereto, each of the Existing Secured Parties hereby designates and appoints Agent as their agent for all purposes hereunder, with full power and authority to act on their behalf in accordance with the terms set forth in this Security Agreement. Each Future Secured Party, by its contribution of funds to the Debtor pursuant to the 2003 Funding shall be and become a Secured Party hereunder, and accepts the Agent as its agent for all purposes hereunder, with full power and authority to act on its behalf in accordance with the terms set forth in this Security Agreement.

                  IN WITNESS WHEREOF, Debtor has duly executed this Security Agreement in favor of Secured Parties as of the date first written above.



ATTEST:                                         TWO WAY TV (US) INC.


                                                /S/ BRUCE W. BAUER
                                                -------------------------------
_______________________________                 By:  Bruce W. Bauer
Title: ________________________                 Title:  Chief Executive Officer



AGREED AND ACCEPTED this 31st day
of December, 2002


Perkins Capital Management, Inc., as Agent and Secured Party


_______________________________
By: ___________________________
Title: ________________________




THIS INSTRUMENT PREPARED BY AND
AFTER FILING RETURN TO:

James W. Dierking, Esq.
Winthrop & Weinstine, P.A.
3000 Dain Rauscher Plaza
60 South Sixth Street
Minneapolis, MN 55402-4430

                                 ACKNOWLEDGMENT
                                 --------------

STATE OF SAN MATEO         )
         ---------         )  SS.
COUNTY OF SAN MATEO        )
          ---------


                  The foregoing Patent, Trademark and License Security Agreement was executed and acknowledged before me this 15th day of January, 2003, by Bruce
W. Bauer, personally known to me to be the CEO & Chairman of TWO WAY TV (US) INC., a Delaware corporation, on behalf of such corporation, and has identified himself by satisfactory evidence under California Law.


     [Notary Seal]                        /s/ IRAJ SHAHROK, ATTORNEY AT LAW
                                              -----------------------------
                                                     Notary Public

                                          State of California, County, San Mateo


                                          My Commission expires: 9.15.2003

                                         EXHIBIT A
                                         ---------
                                      Secured Parties

Industricorp & Co., Inc. (FBO Twin              USB Piper Jaffray, as Custodian FBO
City Carpenters Pension Fund)                   William R. Kennedy IRA #2

By: ____________________________                By: /S/ R.W. PERKINS
   Its: ________________________                    ---------------------
                                                    Its: Attorney-in-Fact

Esher Limited
                                                /S/ R.W. PERKINS, ATTORNEY-IN-FACT
By: ____________________________                ----------------------------------
   Its: ________________________                E. Robert Kinney


/S/ PAMELA L. BROWN                             /S/ R.W. PERKINS, ATTORNEY-IN-FACT
--------------------------------------          ----------------------------------
Pamela L. Brown, Trustee FBO Pamela L.          Margaret Velie Kinney
Brown U/A Dated 9/16/88

Ellis Family Limited Partnership                MB Partnership

By: /S/ R.W. PERKINS                            By: /S/ R.W. PERKINS
   ---------------------                            ---------------------
   Its: Attorney-in-Fact                            Its: Attorney-in-Fact


/S/ R.W. PERKINS, ATTORNEY-IN-FACT              USB Piper Jaffray, as Custodian FBO
----------------------------------              Harold Roitenberg IRA
Sandra J. Hale
                                                By: /S/ R.W. PERKINS
                                                    ---------------------
USB Piper Jaffray, as Custodian FBO                 Its: Attorney-in-Fact
Mark Halsten IRA

By:  /S/ R.W. PERKINS                           Perkins Foundation
   Its: Attorney-in-Fact
                                                By: /S/ R.W. PERKINS
                                                    ----------------
USB Piper Jaffray, as Custodian FBO                 Its: President
William R. Kennedy IRA #1
                                                Perkins & Partners Inc. Profit Sharing Plan
By: /S/ R.W. PERKINS                            & Trust U/A Dated 10/19/76
   Its: Attorney-in-Fact
                                                By: /S/ R.W. PERKINS
                                                    ----------------
                                                    Its: Trustee

Perkins Capital Management, Inc. Profit
Sharing Plan U/A Dated 12/15/86
                                                   /S/ R.W. PERKINS
By: /S/ R.W. PERKINS                               ---------------------------------------
    ----------------                               Richard W. Perkins, Trustee FBO Richard
    Its: Trustee                                   W. Perkins Trust U/A Dated 6/14/78


Pyramid Partners, L.P.                             /S/ R.W. PERKINS, TRUSTEE
                                                   ----------------------------------
By: /S/ R.W. PERKINS                               Dana L. Rocheford (Special Account)
    --------------------
    Its: General Partner                           /S/ EE STRICKLAND
                                                   ---------------------------------
                                                   BY R.W. PERKINS, ATTORNEY-IN-FACT
Strickland Family Limited Partnership              Edward E. Strickland

By: /S/ R.W. PERKINS
    ---------------------                          /S/ R.W. PERKINS, ATTORNEY-IN-FACT
    Its: Attorney-in-Fact                          ----------------------------------
                                                   John F. Rooney

/S/ CT DAHL BY R.W. PERKINS, ATTORNEY-IN-FACT      Greenwood Nominees Limited
Christopher T. Dahl
                                                   By:________________________________
___________________________________                   Its: ___________________________
Andrew Redleaf

___________________________________                /S/ R.W. PERKINS, ATTORNEY-IN-FACT
U. S. Bank National Association, Trustee, Dorsey   ----------------------------------
& Whitney Master Trust FBO Thomas O. Moe           Devron Char


/S/ H. LEIGH SEVERANCE                             H. L. Severance, Inc. Profit Sharing Plan &
----------------------                             Trust
H. Leigh Severance

                                                   By: /S/ H. LEIGH SEVERANCE
___________________________________                    ----------------------
Wayne W. Mills                                         Its: Trustee

___________________________________                /S/ R.W. PERKINS, ATTORNEY-IN-FACT
Gary Kohler                                        ------------------------------------------
                                                   Elliott A. and Jean E. Cobb, joint tenants

/S/ R.W. PERKINS, ATTORNEY-IN-FACT                 /S/ R.W. PERKINS, ATTORNEY-IN-FACT
----------------------------------                 ----------------------------------------
M. Elizabeth Cramer                                USB Piper Jaffray, as Custodian FBO Gary
                                                   B. Davis IRA
/S/ R.W. PERKINS, ATTORNEY-IN-FACT
-----------------------------------------          /S/ R.W. PERKINS, ATTORNEY-IN-FACT
USB Piper Jaffray, as Custodian FBO James          ----------------------------------
H. Lehr IRA                                        James F. Lyons

                                    EXHIBIT B
                                    ---------

                                     PATENTS
                                     -------

----------------------------- ------------- ----------- -----------------------
APPLICANT                     SERIAL NO.    COUNTRY     DESCRIPTION
----------------------------- ------------- ----------- -----------------------
Lockton, Fascenda             4592546       U.S.A.      Live Event Game
----------------------------- ------------- ----------- -----------------------
Lockton, Fascenda             507982        Canada      Live Event Game
----------------------------- ------------- ----------- -----------------------
Interactive Network, Inc.     5083800       U.S.A.      Common Game Event
----------------------------- ------------- ----------- -----------------------
Interactive Network, Inc.     2018597       Canada      Common Game Event
----------------------------- ------------- ----------- -----------------------
Interactive Network, Inc.     5120076       U.S.A.      Game Data Evaluation
----------------------------- ------------- ----------- -----------------------
Interactive Network, Inc.     5013038       U.S.A.      Game Data Evaluation
----------------------------- ------------- ----------- -----------------------
Interactive Network, Inc.     0504267       E.P.        Game Data Evaluation
----------------------------- ------------- ----------- -----------------------


                              APPLICATIONS PENDING
                              --------------------


NONE

                                    EXHIBIT C
                                    ---------

                                   TRADEMARKS
                                   ----------


NONE

                                    EXHIBIT D
                                    ---------

                                    LICENSES
                                    --------


1. Amended and Restated License Agreement dated as of May 31, 2001, between Debtor, as licensee, and Two Way TV Limited, as licensor.

2. Amended and Restated Termination and License Agreement dated as of April __, 2002, between Debtor, as licensor, and Two Way TV Limited, as licensee.